UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021 (April 29 2021)

Assisted 4 Living, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-226979	82-1884480
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6801 Energy Court, Suite 201 Sarasota, Florida	34240
(Address of Principal Executive Office)	(Zip Code)

(888) 609-1169

(Registrant’s telephone number, including area code)

n/a

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2021, Assisted 4 Living, Inc., a Nevada corporation (the “Company”), entered into a Third Amendment (the “Third Amendment”) to that certain Membership Interest Purchase Agreement dated as of January 29, 2021 (the “Purchase Agreement”), by and among the Company, Richard T. Mason (“Mason”), G. Shayne Bench (“Bench”) and Trillium Healthcare Group, LLC, a Florida limited liability company (“Trillium”) to acquire all of the issued and outstanding ownership interests of Fairway Healthcare Properties, LLC and Trillium Healthcare Consulting, LLC from Trillium.

The Company disclosed entering into the Purchase Agreement in a Current Report on Form 8-K it filed with the U.S. Securities and Exchange Commission on February 2, 2021. The Company, Mason, Bench and Trillium previously entered into a certain First Amendment to the Purchase Agreement dated as of March 4, 2021, which the Company disclosed in a Current Report on Form 8-K it filed with the U.S. Securities and Exchange Commission on March 8, 2021. The Company, Mason, Bench and Trillium previously entered into a certain Second Amendment to the Purchase Agreement dated as of April 5, 2021, which the Company disclosed in a Current Report on Form 8-K it filed with the U.S. Securities and Exchange Commission on April 8, 2021.

The Third Amendment amends and restates Section 5.18(b) of the Purchase Agreement and provides the Company with a longer review period following the Company’s receipt of seller’s initial disclosure schedule. The Company now has until May 28, 2021. The Third Amendment also amends Section 8.1(d) of the Purchase Agreement and extends the “End Date” to May 28, 2021, which is the date after which either party may terminate the Purchase Agreement if the closing hasn’t occurred.

The foregoing summary of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

You are urged to read said exhibit attached hereto in its entirety.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 7, 2020, the Company entered into a Purchase and Sale Option Agreement (the “Option Agreement”) with Romulus Barr (“Barr”). The Option Agreement provided the Company with the option to sell all of its interest in its wholly-owned subsidiary, Assisted 2 Living, Inc. (“Subsidiary”), consisting of 1,000 shares of common stock of the Subsidiary (the “Sub Shares”), to Barr in exchange for 200,000 shares of the Company’s common stock (the “Shares”) held by Barr. The Company exercised its option, and effective April 30, 2021, the Company transferred all of its right, title and interest in and to the Sub Shares to Barr, and Barr transferred all of his right, title and interest in and to the Shares to the Company. The Shares will be cancelled and returned to the status of authorized but unissued shares of common stock of the Company, and the number of issued and outstanding shares of common stock of the Company will be decreased by 200,000.

The foregoing summary of the Option Agreement is qualified in its entirety by reference to the full text of the Option Agreement, which is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Third Amendment to Membership Interest Purchase Agreement by and among Assisted 4 Living, Inc., Richard T. Mason, G. Shayne Bench and Trillium Healthcare Group, LLC, dated as of April 29, 2021.
2.2	Purchase and Sale Option Agreement by and between Assisted 4 Living, Inc. and Romulus Barr, dated and effective as of November 7, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 5, 2021	ASSISTED 4 LIVING, INC.

	By:	/s/ Janet Huffman
Janet Huffman, CFO